PRICEWATERHOUSECOOPERS LLP
400 SOUTH HOPE STREET
LOS ANGELES, CA  90071

CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form N-2 of our report dated August 14, 1998, relating to the financial statements and selected per share data and ratios of Emerging Markets Growth Fund, Inc., which appears in such Prospectus. we also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PRICE WATERHOUSECOOPERS LLP
LOS ANGELES, CALIFORNIA
September 11, 1998